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                                                              Exhibit 10.40

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                                                               December 17, 1996


                         UNITED STATIONERS SUPPLY CO.

                            1997 SPECIAL BONUS PLAN


This is a special bonus plan aimed at encouraging and rewarding participants for creating the operational foundation such that a "Liquidity Event", as defined herein, can be achieved.

This Plan is effective immediately.

PARTICIPANTS AND AWARD VALUE

The participants, and the amount of their awards, are as approved by the Board of Directors at the time of adoption of this Plan. The total number of participants is 177.

PAYMENT OF AWARDS

Fifty percent of the bonus will be payable in cash on the first anniversary of a Liquidity Event, and fifty percent will be payable on the second anniversary of such Liquidity Event. Except as provided in point 3 below, no award or portion of an award will be earned by or paid to an individual who is not a regular full time employee of the Company when the payment is due.


OTHER

1. The judgment of the Compensation Committee in construing this plan or any provision thereof, or in making any decision hereunder, shall be final and binding upon all participants and their beneficiaries, heirs, executors, personal representatives and assigns.

2. Nothing herein shall limit or affect in any manner the normal powers of management to change the duties or the character of employment of any participant or to remove the individual from the employment of the Company at any time, all of which rights and powers are expressly reserved.

3. If a participant retires, becomes permanently disabled, or is involuntarily terminated by the Company, other than "For Cause", after a Liquidity Event but before the bonus is payable under this Plan, he or she will continue to be entitled to payment of the unpaid portion of the bonus at the time payment otherwise would have been payable. If a participant dies after a Liquidity Event but before the bonus is payable, the participant's estate will be entitled to payment of the unpaid portion of the bonus as soon as practicable after the participant's death.

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DEFINITIONS

"LIQUIDITY EVENT" shall mean the occurrence of a transaction or group of transactions that cause the Sponsor Holders (as defined below) to realize a return of Liquid Proceeds (as defined below) at least equal to their Investment (as defined below).

(a) "SPONSOR HOLDERS" shall mean, collectively, Wingate Partners, L.P., Wingate Partners II, L.P., Wingate Affiliates, L.P., Wingate Affiliates II, L.P., and their affiliates.

(b)         "LIQUID PROCEEDS" shall mean (i) currency of the United States;
     (ii) negotiable instruments drawn on a bank with at least $10 billion in assets and payable in U.S. currency; (iii) obligations issued or assumed by the United States of America or any agency or instrumentality thereof; or (iv) shares of stock or other securities that are registered under the Securities Exchange Act of 1933, are traded on the New York Stock Exchange, the American Stock Exchange or one approved for quotation on the NASDAQ National Market System, and can be sold on such market by the holder without significant discount from the average of the bid and asked prices for such shares or other securities at such time.

(c) "INVESTMENT" shall mean the purchase price for the shares of stock of United Stationers Inc., purchased by the Sponsor Holders in connection with the acquisition of United Stationers Inc. as of March 30, 1995.

For purposes of determining whether a Liquidity Event has occurred, the good faith determination of the Board of Directors of United Stationers Inc. shall be conclusive.

"FOR CAUSE" termination shall mean termination of employment by the Company based upon (a) any continued failure to substantially perform assigned duties (other than as a result of incapacity) after demand giving specifics has been made for such performance; (b) theft or embezzlement, or attempted theft or embezzlement, of money or property or assets of the Company or any of its affiliates; (c) use of illegal drugs; (d) breach of any fiduciary duty owed to the Company, including, without limitation, engaging in directly competitive acts while employed by the Company or (e) any other misconduct which is materially injurious to the Company or any of its subsidiaries or affiliates.